Exhibit 10.2

Amended and Restated Designation Agreement

April 24, 2026

Senti Biosciences Holdings, Inc.

Senti Biosciences, Inc.

2 Corporate Drive, First Floor

South San Francisco, CA 94080

New Enterprises Associates 15, L.P.

1954 Greenspring Drive, Suite 600,

Timonium, MD 20193

Ladies and Gentlemen:

Reference is hereby made in this agreement (“Agreement”) to (i) that certain Securities Purchase Agreement, dated as of December 2, 2024, by and among Senti Biosciences, Inc., a Delaware corporation ( “Senti”), and the parties named therein (the “Purchase Agreement”) pursuant to which New Enterprise Associates, Inc. (the “Investor”) purchased certain of Senti’s Securities and (ii) that certain Designation Agreement, dated as of December 2, 2024, by and among Senti and the Investor (the “Original Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

On April 24, 2026, Senti entered into an Agreement and Plan of Merger, dated as of April 24, 2026 (the “Merger Agreement”) with Senti Biosciences Holdings, Inc., a Delaware corporation (“Senti Biosciences Holdings”), and Senti Biosciences Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which (i) Merger Sub merged with Senti (the “Merger”), with Senti surviving the Merger as a direct wholly-owned subsidiary of Senti Holdings, Inc., which is a direct wholly owned subsidiary of Senti Biosciences Holdings, pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, and (ii) each outstanding share of common stock, par value $0.0001 of Senti (the “Senti Common Stock”) was converted into one share of common stock, par value $0.0001 of Senti Biosciences Holdings (“Issuer Common Stock”), with the same designations, rights, powers, and preferences, and the qualifications, limitations, and restrictions thereof, as the shares of Senti Common Stock immediately prior to the Merger (the “Reorganization”). As a result of the Reorganization, Senti and the Investor desire to amend and restate the Original Agreement in its entirety to reflect the revised terms set forth herein.

In consideration of the representations, warranties, covenants and agreements contained herein and in the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, Senti Biosciences Holdings, Senti and the Investor hereby agree as follows:

1. Board of Directors Composition.

(a)

Following the Reorganization, the authorized number of directors of each of (i) Senti Biosciences Holdings’ Board of Directors and (ii) Senti’s Board of Directors shall be set at eight members. For so long as the Investor and its affiliates in the aggregate beneficially own at least 1,666,500 of the shares of Issuer Common Stock received in connection with the Reorganization in exchange for the Conversion Shares issued upon conversion of the Series A Preferred Stock pursuant to the Certificate of Designation (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect the Issuer Common Stock) (the “Requisite Shares”), Senti Biosciences Holdings and Senti shall not increase the size of their respective Board of Directors to greater than nine (9) members without the consent of the Investor.

(b)

Following the Reorganization, (i) the Board of Directors of Senti Biosciences Holdings and the Board of Directors of Senti shall each comprise of Edward Mathers, Frances Schulz, Brenda Cooperstone, James Collins, Timothy Lu, Donald Tang, Feng Hsiung and Bryan Baum, and (ii) Edward Mathers, Brenda Cooperstone, James Collins, Frances Schulz, Feng Hsiung and Bryan Baum shall initially be among the “independent directors” as defined under Nasdaq Listing Rule 5605(a)(2).

(c)

For so long as the Investor and its affiliates in the aggregate beneficially own at least the Requisite Shares, the Investor shall have the right to designate (i) one (1) director to the Board of Directors of Senti Biosciences Holdings, who shall initially be Edward Mathers, and (ii) one (1) additional director to the Board of Directors of Senti Biosciences Holdings, who shall qualify as an “independent director” as defined under Nasdaq Listing Rule 5605(a)(2).

(d)

For so long as the Investor has the right to designate the directors set forth in clause 1(c) above to the Board of Directors of Senti Biosciences Holdings, if such director designees are appointed and/or elected to the Senti Biosciences Holdings Board of Directors, Senti and Senti Biosciences Holdings agree to cause the same directors to be appointed to the Senti Board of Directors. If a director designee resigns from the Senti Biosciences Holdings Board of Directors, then the Investor shall request such director designee to resign from the Senti Board of Directors.

(e)

If, at any time on or after the date of this Agreement, Investor and its affiliates in the aggregate cease to beneficially own at least the Requisite Shares, the rights conferred under this section shall no longer apply and, if requested by Senti Biosciences Holdings and/or Senti, the Investor shall request its director designees mentioned in Sections 1(c)(i), 1(c)(ii) and 1(d) herein to resign from the Senti Biosciences Holdings Board of Directors and the Senti Board of Directors; provided that once the Investor ceases to beneficially own the Requisite Shares, Senti Biosciences Holdings will have no obligation to include these director designees as nominees in Senti Biosciences Holdings’ annual meeting of stockholders for the applicable year(s) when such director designees’ term is completed. If Senti Biosciences Holdings does not include these director designees as nominees in the Senti Biosciences Holdings’ annual meeting of stockholders pursuant to this Section 1(e), then Senti Biosciences Holdings will be permitted to cause Senti Holdings, Inc., as the sole stockholder of Senti, to remove such director designees from the Senti Board of Directors effective as of the date such director designees’ term on the Senti Biosciences Holdings’ Board of Directors is complete.

(f)

For the avoidance of doubt, all director candidates to the Senti Biosciences Holdings Board of Directors, including the designees set forth above, shall be subject to (i) evaluation and approval by the Senti Biosciences Holdings Board of Directors and the Nominating and Corporate Governance Committee of the Senti Biosciences Holdings Board of Directors (the “NCGC”) in accordance with Senti Biosciences Holdings’ Corporate Governance Guidelines, (ii) appointment by the Senti Biosciences Holdings Board of Directors in accordance with Senti Biosciences Holdings’ Bylaws, as amended and/or restated from time to time, (iii) following any initial appointment, election by Senti Biosciences Holdings’ stockholders in accordance with Senti Biosciences Holdings’ Certificate of Incorporation, as amended and/or restated from time to time, (iv) satisfaction of eligibility, independence and other criteria applicable generally to all other members of Senti Biosciences Holdings’ Board of Directors and (v) compliance with applicable law or regulation or the rules of the principal market on which the Issuer Common Stock is traded. For the avoidance of doubt, the Investor will endeavor to ensure that directors meet reasonable requirements of independence (including as required by Nasdaq corporate governance standards) or expertise (as the case may be) set by the NCGC, and furthermore, will remain open to director nominations suggested by the rest of the Senti Biosciences Holdings Board of Directors.

(g)

Subject to the right of the Investor to substitute or replace designees, the Investor shall designate Edward Mathers as its initial designee pursuant to Section 1(c)(i) and the designee pursuant to Section 1(c)(ii) shall initially be vacant. Senti Biosciences Holdings and Senti agree that such persons satisfy all criteria for appointment to and membership on the Senti Biosciences Holdings Board of Directors, including as provided in Section 1(f).

(h)

Senti Biosciences Holdings agrees to appoint the directors designated by the Investor (i) pursuant to Section 1(c)(i) herein, initially as a Class I Director (which class’s term will end at Senti Biosciences Holdings’ annual meeting of stockholders to be held in 2026) and (ii) pursuant to Section 1(c)(ii) herein, initially as a Class II Director (which class’s term will end at Senti Biosciences Holdings’ annual meeting of stockholders to be held in 2027), effective at or immediately following the Reorganization.

(i)

Upon the conclusion of the term(s) on Senti Biosciences Holdings’ Board of Directors of each of directors designated by the Investor, so long as the Investor maintains its applicable threshold amount pursuant to Section

1(c) and subject to Section 1(f) herein, Senti Biosciences Holdings agrees to include the directors designated by the Investor as a nominee in Senti Biosciences Holdings’ slate of nominees for election as directors of Senti Biosciences Holdings at Senti Biosciences Holdings’ annual meeting of stockholders for the applicable year(s), and to use its best efforts to cause the election of such directors (which efforts shall be no less than Senti Biosciences Holdings’ efforts with respect to any other nominee). Furthermore, for the avoidance of doubt, failure of the stockholders of Senti Biosciences Holdings to elect the directors designated by the Investor for one or more additional terms shall not be deemed a breach of Senti Biosciences Holdings’ obligations hereunder. In such case, and in the event any designated director is not elected by the stockholders or resigns or otherwise ceases to serve as a director for any reason, pursuant to Section 1(c) herein, the Investor may designate substitute directors, subject to the nomination criteria in Section 1(f) herein, who Senti Biosciences Holdings shall appoint to the Senti Biosciences Holdings Board of Directors promptly following notice by the Investor.

(j)

Senti Biosciences Holdings’ Board of Directors and/or its NCGC shall offer the directors designated by the Investor the opportunity to serve on each of the committees of Senti Biosciences Holdings’ Board of Directors, including those existing at the date hereof and those created by the Board of Directors of Senti Biosciences Holdings hereafter, subject to the satisfaction of independence and other qualifications required to serve on such committee(s).

(k)

In connection with the appointment of the directors designated by the Investor to the Senti Biosciences Holdings’ Board of Directors and the Senti Board of Directors (A) such appointed directors must provide to Senti Biosciences Holdings and Senti (i) all information reasonably requested by Senti Biosciences Holdings that is required to be or customarily disclosed for directors, candidates for directors, and their affiliates and representatives in a proxy statement or other filings under applicable law or regulation or stock exchange rules or listing standards, in each case, relating to his or her nomination or election as a director of Senti Biosciences Holdings and (ii) information reasonably requested by Senti Biosciences Holdings in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to his or her nomination or election as a director of Senti Biosciences Holdings, including, any customary background checks, interviews, questionnaires or other investigations as may be conducted by or on behalf of Senti Biosciences Holdings with respect to all directors generally, and (B) such appointed directors must agree to comply with all of Senti Biosciences Holdings’ and Senti’s policies and procedures to the same extent as each other director of Senti Biosciences Holdings and Senti, as applicable, including, but not limited to, any corporate governance guidelines, code of conduct and securities trading policy, in each case as may be adopted and/or amended from time to time.

2. Information Rights.

(a)

For so long as the Investor has the right to designate one or more directors to the Senti Biosciences Holdings Board of Directors or the Senti Board of Directors pursuant to Section 1(c) and/or 1(d) herein, Senti Biosciences Holdings or Senti, respectively, shall deliver to the Investor copies of all material substantive materials provided to (i) the Senti Biosciences Holdings Board of Directors or any committee thereof or the Senti Board of Directors or any committee thereof, respectively, at substantially the same time as provided to the directors of Senti Biosciences Holdings or Senti, as applicable, or to the directors of Senti Biosciences Holdings or Senti, as applicable, serving on such committee, as the case may be, and (ii) Senti Biosciences Holdings’ or Senti’s senior lenders, as applicable, at substantially the same time as provided to Senti Biosciences Holdings’ or Senti’s senior lenders, as applicable; provided that each such Investor may elect, from time to time and in its sole discretion, not to receive copies of any or all of such materials; provided, further, that Senti Biosciences Holdings or Senti, as applicable, should not be required to comply with this Section 2(a) to the extent a director designated pursuant to Section 1(c) herein is currently a director on the Senti Biosciences Holdings Board of Directors or the Senti Board of Directors, respectively.

(b)

For so long as the Investor holds record and beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than five percent (5%) of the outstanding shares of Issuer Common Stock (which shall be determined assuming the issuance of all of the Warrant Shares), Senti Biosciences Holdings shall provide to the Investor reasonable access, to the extent reasonably requested by such Investor, to Senti Biosciences Holdings’ and its subsidiaries’ office properties, books and records, and to discuss their affairs, finances and matters related to capital structure and financing with its and their officers, all upon reasonable notice and at reasonable times at Senti Biosciences Holdings’ principal place of business; provided that any access pursuant to this Section 2(b) shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of Senti Biosciences Holdings and its subsidiaries.

3. Miscellaneous.

(a)

Except as set forth in the Purchase Agreement or this Agreement, Senti Biosciences Holdings and Senti shall not make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior consent of the Investor (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, nothing in this Section 3(a) shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange or securities market, in which case Senti Biosciences Holdings and Senti shall allow the Investor reasonable time to comment on such release or announcement in advance of such issuance, and Senti Biosciences Holdings and Senti will consider in good faith the Investor’s comments. Senti Biosciences Holdings and Senti shall not include the name of the Investor in any press release or public announcement (which, for the avoidance of doubt, shall not include any filing with the SEC) without the prior written consent of the Investor, except as otherwise required by law or the applicable rules or regulations of any securities exchange or securities market, after consultation with legal counsel, in which case Senti Biosciences Holdings or Senti, as applicable, shall allow the Investor, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

(b)	Any notices or other communications required or permitted to be given hereunder shall be provided pursuant to the Purchase Agreement.

(c)

If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

(d)

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state and federal courts sitting in the City of New York, Borough of Manhattan, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(e)

EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 3(E) HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(f)

No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in case of an amendment, by Senti Biosciences Holdings, Senti and the Investor. Any waiver of any term or condition shall be in writing executed by the party entitled to waive such term or condition. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either party to assert any of its rights hereunder shall not constitute a waiver of such rights.

(g)

Each of Senti Biosciences Holdings and Senti acknowledges and agrees that the Investor would be damaged irreparably and would not have an adequate remedy at law if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, in addition to any other remedy to which the Investor may be entitled, at law or in equity, the Investor will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the provisions of this Agreement and to seek to enforce specifically this Agreement and its provisions, without bond or other security being required and without any proof of actual damages. The rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Nothing herein will be considered an election of remedies or a waiver of the right to pursue any other right or remedy to which the Investor may be entitled.

(h)	The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(i)

This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

(j)

This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter of this Agreement and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral.

(k)	The obligations set forth in this Agreement shall terminate upon the mutual written consent of Senti Biosciences Holdings, Senti and the Investor.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SENTI BIOSCIENCES, INC.

By:	/s/ Timothy Lu
Name:	Timothy Lu
Title:	Chief Executive Officer

SENTI BIOSCIENCES HOLDINGS, INC.

By:	/s/ Timothy Lu
Name:	Timothy Lu
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Designation Agreement with NEA]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

New Enterprise Associates 15, L.P.
By: NEA Partners 15, L.P., its general partner
By: NEA 15 GP, LLC, its general partner

By:	/s/ Nicole Hatcher
Name:	Nicole Hatcher
Title:	General Counsel

[Signature Page to Amended and Restated Designation Agreement with NEA]